UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 28, 2011

TENNANT COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment on Form 8-K/A to our Form 8-K initially filed with the Securities and Exchange Commission earlier today on July 28, 2011 (the "Original Filing"), is being filed to amend Exhibit 99 attached to the Original Filing to correct the presentation of the sign on the number (from a negative to a positive number) from the line "Hofmans Product Obsolescence," now re-titled "Tax Benefit from Hofmans Product Obsolescence," and also to correct the presentation of the related subtotal, "Income Tax Expense - as adjusted," under the columns Three Months Ended June 30, 2011 and Six Months Ended June 30, 2011 in the Supplemental Non-GAAP Financial Tables. This correction changes the presentation only of these four numbers on the schedule and does not amend or update our reported or adjusted Net Earnings, Earnings per Share or any other information contained in Exhibit 99 attached to the Original Filing.

Item 2.02.            Results of Operations and Financial Condition.

On July 28, 2011, Tennant Company (the “Company”) issued the news release that is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 9.01.

(d)           Exhibits.  The following exhibit is furnished herewith:

99           News Release dated July 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennant Company

Date: July 28, 2011	By:	/s/ Heidi M. Wilson
Heidi M. Wilson
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing
99	News Release dated July 28, 2011	Filed Electronically